UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Milliman Funds Trust
(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

71 S. Wacker Dr., 31st Floor Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Shares of beneficial interest, no par value per share of Milliman Healthcare Inflation Guard ETF Milliman Healthcare Inflation Plus ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-291555.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of the series of Milliman Funds Trust (the “Registrant”) to be registered hereunder is set forth in the Registrant’s Registration Statement on Form N-1A (File Nos. 333-291555; 811-24138), as filed with the U.S. Securities and Exchange Commission on March 23, 2026, which description is incorporated herein by reference.

Each series of the Registrant to which this filing relates and its I.R.S. Employer Identification Number (“EIN”) is as follows:

Series Name	EIN
Milliman Healthcare Inflation Guard ETF	41-3022568
Milliman Healthcare Inflation Plus ETF	41-2706905

Item 2. Exhibits.

1.	The Registrant's Certificate of Trust is incorporated herein by reference to exhibit (a)(i) to the Registrant’s Initial Registration Statement on Form N-1A (File Nos. 333-291555; 811-24138), as filed with the Securities and Exchange Commission on November 14, 2015.

2.	The Registrant's Agreement and Declaration of Trust is incorporated herein by reference to exhibit (a)(ii) to the Registrant’s Initial Registration Statement on Form N-1A (File Nos. 333-291555; 811-24138), as filed with the Securities and Exchange Commission on November 14, 2015.

3.	The Registrant's By-Laws are incorporated herein by reference to exhibit (b)(i) to the Registrant’s Initial Registration Statement on Form N-1A (File Nos. 333-291555; 811-24138), as filed with the Securities and Exchange Commission on November 14, 2015.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Milliman Funds Trust

By:	/s/ Adam Schenck
Name:	Adam Schenck
Title:	President
Date:	March 24, 2026